Exhibit 10.3
Schedule of Named Executive Officer Base Salaries
(as of January 1, 2007)
     Effective January 1, 2007, the base salaries of the “named executive officers” of the Company (as defined by Item 402(a)(3) of Regulation S-K for purposes of the Company’s proxy statement for the 2007 annual meeting of shareholders) shall be as follows:

Name	2007 Base Salary
Mike Brooks	$475,000
Chairman of the Board and Chief Executive Officer

David Sharp	$385,000
President and Chief Operating Officer

James E. McDonald	$280,000
Executive Vice President and Chief Financial Officer

Thomas R. Morrison	$220,000
Senior Vice President of Wholesale Sales

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